Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Annual Report on Form 10-K
for the Year ended May 31, 2021
of Scholastic Corporation

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Scholastic Corporation, a Delaware corporation (the “Company”), does hereby certify to the best of such officer’s knowledge, that:

1.	The Company’s Annual Report on Form 10-K for the year ended May 31, 2021 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 23, 2021	/s/ Kenneth J. Cleary
Kenneth J. Cleary
Chief Financial Officer
(principal executive officer)

Date: July 23, 2021	/s/ Kenneth J. Cleary
Kenneth J. Cleary
Chief Financial Officer
(principal financial officer)

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K or as a separate disclosure document of the Company or the certifying officers.